PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
Registration No. 333-287853

602,245 Shares of Common Stock

This prospectus relates to the offer and resale by Helena Global Investment Opportunities 1 Ltd. (the “Selling Stockholder”) of up to 602,245 shares of common stock, par value $0.0001 per share, of Tivic Health Systems, Inc. (the “Company,” “we,” “our,” or “us”), consisting of (i) up to 540,958 shares of common stock issuable upon conversion of shares of our Series B Non-Voting Convertible Preferred Stock (“Series B Preferred”) issued to the Selling Stockholder in the “Initial Tranche” (as defined therein) pursuant to that Securities Purchase Agreement we entered into with the Selling Stockholder on April 29, 2025 (the “Purchase Agreement”), based on the floor price of $1.294 (the “Floor Price”); and (ii) up to 61,287 shares of common stock issuable to the Selling Stockholder upon exercise of certain warrants to purchase common stock (the “Warrants”) issued in the Initial Tranche, together with the shares of Series B Preferred, to the Selling Stockholder pursuant to the Purchase Agreement. See the sections of this prospectus entitled “The Selling Stockholder Transaction” for more information regarding the Purchase Agreement and the transactions contemplated thereby, and “Selling Stockholder” for additional information regarding the Selling Stockholder.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted to the Selling Stockholder. We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares of common stock by the Selling Stockholder. However, upon the Selling Stockholder’s exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants.

The Selling Stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in its shares of common stock on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” on page 15 of this prospectus.

Shares of our common stock are listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market, LLC under the symbol “TIVC.” The last reported sale price of our common stock on the Nasdaq Capital Market on July 23, 2025 was $4.33 per share.

You should read this prospectus, together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest in any of our securities.

We are an “emerging growth company” and a “smaller reporting company,” each as defined under the federal securities laws and, as such, have elected to comply with certain reduced reporting requirements for this prospectus and may elect to do so in future filings. See the sections of this prospectus entitled “Prospectus Summary - Implications of Being an Emerging Growth Company” and “Prospectus Summary – Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the “Risk Factors” beginning on page 8 of this prospectus as well as the risk factors incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 30, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “Commission”), pursuant to which the Selling Stockholder may offer and sell, or otherwise dispose of, the shares of our common stock covered by this prospectus from time to time in one or more transactions, as described under “Plan of Distribution.”

This prospectus provides you with a general description of the securities that the Selling Stockholder may offer. We may add, update or change in a prospectus supplement any of the information contained in this prospectus or the documents incorporated by reference. For further information about our business and our securities, you should refer to the registration statement and the reports incorporated by reference in this prospectus, as described in “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. You should rely only on the information contained in this prospectus and in any prospectus supplement (including in any documents incorporated by reference herein or therein). You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold on a later date. Neither we, nor the Selling Stockholder, have authorized any other person to provide you with different or additional information. Neither we, nor the Selling Stockholder, take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide.

This prospectus may be used only in jurisdictions where offers and sales of these securities are permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Stockholder have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management’s estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management’s estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management’s estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements.”

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Tivic Health Systems, Inc., the Tivic logo and other trademarks or service marks of Tivic appearing in this prospectus are the property of Tivic Health Systems, Inc. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain “forward-looking” statements as such term is defined by the Commission in its rules, regulations and releases, which represent our expectations or beliefs, including but not limited to, statements concerning our operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company, volatility of stock price, commercial viability of our product candidates and any other factors discussed in this and other registrant filings with the Commission.

These risks and uncertainties and other factors include, but are not limited to those set forth under “Risk Factors” of this prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward- looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this prospectus.

This prospectus contains forward-looking statements, including statements regarding, among other things:

•	our anticipated needs for working capital;

•	our ability to secure additional financing;

•	our ability to continue as a going concern;

•	our ability to sell all of the shares of Series B Preferred Stock pursuant to the terms of the Purchase Agreement, and in accordance with applicable Nasdaq rules, and our ability to register and maintain the registration of the shares issuable thereunder and upon exercise of the Warrants;

•	the Selling Stockholder’s exercise of the Warrants, which may never occur;

•	the Selling Stockholder’s sale of shares of our common stock under this registration statement;

•	regulatory or legal developments in the United States and other countries;

•	the level of expenses related to our product development and operations;

•	our efforts to expand our products and our business; and

•	our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under the section of this prospectus entitled “Risk Factors” and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision in our securities. Before investing in our securities, you should carefully read this prospectus, any applicable prospectus supplement, and any documents incorporated by reference, including the information contained under the heading “Risk Factors” beginning on page 8 in this prospectus and under similar headings in our recent Annual Report on Form 10-K for the fiscal year ended December 31, 2024, or our Current Reports on Form 8-K following the most recent Annual Report on Form 10-K before making an investment decision. As used in this prospectus, unless the context otherwise requires, references to “we,” “us,” “our,” “Company,” and “Tivic” refer to Tivic Health Systems, Inc. and its subsidiaries.

Business Overview

Tivic is a diversified therapeutics company harnessing the power of the immune and autonomic nervous systems to fight disease and restore health. Our bioelectronic program is developing non-invasive medical devices to meaningfully improve treatment options in neurologic, cardiac and autonomic-related diseases. We currently offer a bioelectronic, FDA-approved over-the-counter device, ClearUP, that treats sinus pain, pressure and congestion. ClearUP is available through online retailers, commercial distributors and at tivichealth.com. We are further developing our bioelectronic portfolio with a focus on non-invasive vagus nerve stimulation. Our TLR5 program focuses on immunotherapeutics to activate underactive immune systems. The lead product candidate is the late-stage Toll-like Receptor 5 (“TLR5”) agonist, Entolimod, to treat acute radiation syndrome (“ARS”). The U.S. Federal Drug Administration (“FDA”) has granted Fast Track and Orphan Drug designation to Entolimod for the treatment of ARS. We are also preparing to file an investigational new drug (“IND”) application and to initiate a phase 2 clinical study for Entolimod for the treatment of neutropenia.

Current Commercial Product

We currently market one commercial product under the brand name “ClearUP Sinus Pain Relief.” ClearUP is built on our patented, handheld neuromodulation design and was developed by Tivic for the treatment of sinus and allergy-related conditions. It uses ultra-low current electrical waves to relieve sinus pain and congestion symptoms that are prevalent in nasal allergies, sinus infections, chronic sinusitis, cold, and flu as part of sinonasal immune responses. ClearUP has been approved by the FDA for the indications of temporary relief of sinus pain associated with allergic rhinitis and temporary relief of congestion. ClearUP is the first FDA-approved bioelectronic treatment of the foregoing indications.

A 2023 study with over 2,000 representative consumers conducted by Intellego Insights (commissioned by Tivic) identified that approximately 85 million U.S. adults experience inflammation-related symptoms related to allergies, congestion, head pain, and sinus issues. Of the consumers that participated in the study, 58% of sufferers try to avoid medication, if at all possible.

Clinical Pipeline

Non-invasive Cervical Vagus Nerve Stimulation (“ncVNS”)

We have also developed a proprietary approach to precision ncVNS based on our experience building evidence-based bioelectronic therapeutics. The vagus nerve is the tenth cranial nerve and the longest autonomic nerve in the body. The vagus nerve is responsible for regulating several bodily functions, including system immune responses, digestion, heart rate, breathing, cardiovascular activity, and visceral reflexes. Because the vagus nerve regulates the immune system and many organ systems associated with chronic disease, modulating activity in this nerve pathway is of significant interest in the healthcare industry.

Vagus nerve stimulation (“VNS”) has been steadily emerging as a transformative technology in medicine, mostly based on surgically implanted simulators. Polaris Market Research forecasts that the VNS market will be worth $21 billion in the next five years, growing at a compounded annual growth rate of 10.6%. Implanted stimulators have been approved for, or are nearing approval for, treatment of depression, post-traumatic stress disorder, epilepsy, chronic stroke and rheumatoid arthritis in the U.S. and additional conditions overseas. The companies behind these devices are driving both practitioner awareness and reimbursement pathways.

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Our approach to non-invasive cervical VNS aims to leverage improvements in engineering, circuitry, and stimulation parameters to increase efficacy and reliability compared to the current state of the art in both implanted and non-invasive medical devices. We have completed an initial clinical validation study with the Feinstein Institute for the Bioelectronic Medicine at Northwell Health (“Feinstein”). The study had the following results: (i) compared to baseline measurement, our ncVNS intervention resulted in a 97% increase in the root mean square of successive differences measure of heart rate variability, which is a widely accepted proxy for vagus nerve activity; (ii) measurements of brain activity using electroencephalogram demonstrated that our ncVNS intervention increased frontal theta power by 24% and reduced gamma power in several brain regions, including a 66% reduction in frontal gamma power (these changes in brain activity are consistent with reduced arousal and anxiety); and (iii) during ncVNS stimulation, subjects had sustained pupil constriction, a 9.5% reduction in pupil diameter, an outcome associated with engagement of the vagus nerve and activation of the parasympathetic nervous system.

Based upon these encouraging results, we initiated a second collaborative research study with Feinstein to identify VNS device parameters, including frequency, signal parameters, electrode placement and duration of treatment, that deliver the optimal effect on autonomic nervous system (“ANS”) function. In September 2024, we announced approval for the contracted clinical work by Northwell Health's Institutional Review Board, required before enrollment of subjects. In October 2024, we announced enrollment of the first subject in this optimization study for our patent pending, non-invasive vagus nerve stimulation device. The results will be used to inform clinical indication priority and commercial development. Enrollment was completed in November 2024. In early 2025, following the completion of two rounds of study visits, we expanded the protocol to include additional parameters for optimization, leading to additional intellectual property, including those claims covered in various patent filings.

We also partnered with Fletcher Spaght, a leading healthcare growth strategy firm, to conduct a comprehensive market assessment of our ncVNS technology drawing from clinical outcomes from our clinical study results. Fletcher Spaght initially identified approximately 30 potential medical use cases for our ncVNS technology in neurologic, cardiac, psychiatric and autonomic nervous system diseases. Working closely with our scientific and clinical leadership, the firm has identified a set of prioritized target indications with the strongest potential for market entry, based on market research, clinical reviews and interviews with key opinion leaders and players.

We intend to overlay the results of the clinical research with our proprietary market research to prioritize targets for disease-specific trials planned for the second half of 2025.

Toll-like Receptor 5 (“TLR5”) Agonist

As announced on February 12, 2025, we recently acquired worldwide exclusive license rights from Statera Biopharma, Inc. (“Statera”) to the late-stage TLR5 agonist Entolimod for the treatment of ARS. In addition, we acquired an exclusive option to license five additional indications and clinical use cases for Entolimod and second-generation product candidate, Entolasta, pursuant to which, on March 28, 2025, we exercised our option to acquire an exclusive worldwide license to the neutropenia indication for Entolimod. Entolimod and Entolasta have been the subject of more than forty animal and human trials and $140 million of prior investment, including $35.6 million from the Department of Defense, Defense Threats Reduction Agency, NASA, National Institutes of Health and the Department of Army. The FDA has granted Fast Track and Orphan Drug designation to Entolimod for the prevention and treatment of ARS and to mitigate the likelihood of death following a potential lethal dose of total body ionization during or after a radiation disaster.

Our immediate focus with Entolimod will be validation of the manufacturing process, including first lot manufacturing and bioequivalency testing sufficient to submit a biologics license application (“BLA”) to the FDA. A BLA is a request to the FDA to market a biologic product in the United States. The FDA uses the information and testing results presented in the BLA to ensure that biologic processes meet rigorous safety, purity and potency standards. If the BLA is approved, the FDA will issue us a biologics license, at which point we may begin marketing of the biologic compound in the United States. Prior to such approval, we may have opportunities to market Entolimod for emergency use in markets outside of the United States. In addition, we are also preparing to file an IND application and to initiate a phase 2 clinical study for Entolimod for the treatment of neutropenia.

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Risks Associated with this Offering

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” and under similarly titled headings of the documents incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with this offering include:

•	The Purchase Agreement contains certain conditions precedent that must be satisfied prior to the closing of each respective tranche, which could limit our ability to sell all of the securities under the Purchase Agreement.
•	Investors who buy shares at different times will likely pay different prices.
•	The issuance of shares of our common stock upon the Selling Stockholder’s conversion and/or exercise of shares of our Series B Preferred and Warrants, respectively, may cause substantial dilution to our existing stockholders, and the sale of such shares acquired by the Selling Stockholder could cause the price of our common stock to decline.
•	Our management will have broad discretion over the use of the net proceeds from our sale of shares of Series B Preferred to the Selling Stockholder pursuant to the Purchase Agreement, if any, and from the Selling Stockholder’s exercise of Warrants and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.
•	You may experience additional dilution as a result of future equity offerings.

The Selling Stockholder Transaction

Securities Purchase Agreement, Series B Preferred and Warrant Terms

On April 29, 2025 (the “Execution Date”), we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which, subject to the conditions set forth therein, we shall sell to the Selling Stockholder, and the Selling Stockholder shall purchase from us, up to 8,400 shares of the our Series B Preferred and Warrants to purchase shares of the our common stock for a total purchase price of up to $8,400,000 (the “Offering”) in several tranche closings (each, a “Tranche Closing”).

The Purchase Agreement provides that the Offering shall be conducted through six separate Tranche Closings, pursuant to which, subject to satisfaction of the applicable closing conditions set forth in the Purchase Agreement, we shall sell and issue the Selling Stockholder up to an aggregate of 8,400 shares of Series B Preferred as follows: (i) 700 shares of Series B Preferred, for $700,000, in the initial Tranche Closing, which occurred on June 25, 2025; (ii) 700 shares of Series B Preferred, for $700,000, in the second Tranche Closing, which shall be consummated 10 trading days after the initial Tranche Closing and effectiveness of this registration statement; (iii) 1,750 shares of Series B Preferred, for $1,750,000, in the third Tranche Closing, which shall be consummated 20 trading days after the second Tranche Closing; (iv) 1,750 shares of Series B Preferred, for $1,750,000, in the fourth Tranche Closing, which shall be consummated 20 trading days after the third Tranche Closing; (v) 1,750 shares of Series B Preferred, for $1,750,000, in the fifth Tranche Closing, which shall be consummated 20 trading days after the fourth Tranche Closing; and (vi) 1,750 shares of Series B Preferred, for $1,750,000, in the final Tranche Closing, which shall be consummated 20 trading days after the fifth Tranche Closing.

In addition to the shares of Series B Preferred to be sold and issued to the Selling Stockholder in the Offering, at each Tranche Closing we shall also issue the Selling Stockholder a Warrant to purchase that number of shares of our common stock equal to 30% of shares of common stock issuable upon conversion in full of the shares of Series B Preferred issued at the same Tranche Closing. Each Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and Stockholder Approval), expire five years from the date of issuance, and have an initial exercise price equal to the average closing price of the our common stock during the prior five trading days preceding each Tranche Closing (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Warrant).

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In the event that the average closing price of our common stock during the prior three trading days preceding a Tranche Closing date shall not be equal to or greater than the Floor Price, then the applicable Tranche Closing shall be delayed until such time as the price meets the required threshold for a period of five consecutive trading days. Notwithstanding the foregoing, the Selling Stockholder has the ability, subject to our prior written consent, to purchase any number of shares of Series B Preferred prior to the dates of the Tranche Closings provided for in the Purchase Agreement.

The consummation of the transactions contemplated by the Purchase Agreement is subject to various customary closing conditions. In addition, pursuant to the Purchase Agreement, unless and until we obtain stockholder approval to issue additional shares in accordance with applicable Nasdaq Rules (“Stockholder Approval”), the Selling Stockholder is prohibited from converting its shares of Series B Preferred and exercising its Warrants to the extent that such conversions and exercises would, in the aggregate, result in the issuance of shares of common stock exceeding 19.99% of the number of shares of our common stock issued and outstanding on the Execution Date (the “Exchange Cap”). The Selling Stockholder shall have no obligation to fund the second or subsequent Tranche Closings unless and until Stockholder Approval has been obtained, and we have agreed to file a proxy statement on Schedule 14A with the Commission to obtain Stockholder Approval no later than twenty (20) days from the Execution Date.

The Purchase Agreement contains customary termination provisions for the Selling Stockholder under certain limited circumstances and the Purchase Agreement will automatically terminate if any Tranche Closing has not occurred prior to December 31, 2025.

In connection with the Purchase Agreement, the Company and the Selling Stockholder also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which we agreed to file with the Commission a registration statement (the “Registration Statement”) covering the shares of common stock issuable upon the conversion of our Series B Preferred Stock issuable to the Selling Stockholder pursuant to the Purchase Agreement and the shares of common stock issuable upon the exercise of the Warrants issuable to the Selling Stockholder pursuant to the Purchase Agreement (collectively, the “Registrable Securities”) so as to permit the resale of such securities by the Selling Stockholder. We shall use commercially reasonable efforts to keep this Registration Statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and available for the resale by the Selling Stockholder of all of the Registrable Securities covered thereby at all times until the date on which the Selling Stockholder shall have sold all the Registrable Securities or they cease to require registration pursuant to the Registration Rights Agreement.

Initial Tranche

On June 25, 2025, the Company and the Selling Stockholder held the initial tranche closing (the “Initial Tranche Closing”), as set forth in Section 2.3(c) of the Purchase Agreement, whereby the Selling Stockholder paid $700,000 to the Company (the “Initial Tranche Purchase Price”) for the purchase of 700 shares of Series B Preferred (the “Preferred Shares”) and Warrants to purchase 61,287 shares of Company common stock, thereby completing the Initial Tranche Closing and formally issuing the Initial Tranche Preferred Shares and Warrants. The shares of common stock issuable upon conversion or exercise, respectively, of the Initial Tranche Preferred Shares and Warrants are being registered hereunder.

Additionally, as partial consideration for placement agent services rendered by Craft Capital Management, LLC (“Craft”) in connection therewith, we issued warrants to purchase an aggregate of 10,000 shares of our common stock to the designees of Craft, which warrants have a term of four years from the date of issuance, are exercisable immediately upon issuance, and have an exercise price of $4.20 per share of common stock (equal to 110% of the closing price per share of the Company’s common stock on June 25, 2025).

Reverse Stock Splits

Reverse Stock Split - 2025

Effective March 7, 2025, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-17. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to the reverse stock split divided by 17. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants, preferred stock and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split.

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All share and per share amounts for our common stock, as well as the number of shares of common stock issuable upon conversion of outstanding preferred stock and upon exercise of options and warrants outstanding, and exercise prices thereof, from dates prior to completion of the reverse stock split that are included in this prospectus, including the financial statements and footnotes thereto incorporated herein by reference, have been retroactively restated to give effect to the reverse stock split.

Reverse Stock Split - 2023

Effective August 23, 2023, the Company implemented a reverse stock split of the Company’s issued and outstanding shares of common stock at a ratio of 1-for-100. As a result of the reverse stock split, the total number of shares of common stock held by each stockholder of the Company were converted automatically into the number of shares of our common stock equal to the number of issued and outstanding shares of common stock held by each such stockholder immediately prior to completion of the reverse stock split divided by 100. No fractional shares were issued in connection with the reverse stock split, and any fractional shares resulting from the reverse stock split were rounded up to the nearest whole share. Also, all options, warrants and other convertible securities of the Company outstanding immediately prior to the reverse stock split were adjusted in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding pursuant to such terms. There was no change to the par value, or authorized shares, of either the common stock or preferred stock, as a result of the reverse stock split.

All share and per share amounts for our common stock, as well as the number of shares of common stock issuable upon exercise of the options and warrants outstanding, and exercise prices thereof, from dates prior to completion of the reverse stock split that are included in this registration statement, including the financial statements and footnotes thereto incorporated herein by reference, have been retroactively restated to give effect to the reverse stock split.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in the federal securities laws. An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. As a result:

•	we are required to have only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operation in this prospectus;

•	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and financial statements (i.e., an auditor discussion and analysis) compliance with new or revised accounting standards until they are made applicable to private companies;

•	we are not required to engage an auditor to provide an attestation to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

•	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation; and

•	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say on pay,” “say on frequency” and “say on golden parachute arrangements.”

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We may take advantage of these reduced reporting and other requirements until the earlier of (i) the last day of the first fiscal year following the fifth anniversary of the completion of this offering; (ii) the last day of the first fiscal year in which we have total annual gross revenue of at least $1.235 billion; (iii) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which would occur if the market value of our common stock held by non-affiliates exceeded $700.0 million as of the last business day of the second fiscal quarter of such fiscal year; or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

We have elected to take advantage of certain of the reduced disclosure obligations in this prospectus and the registration statement of which this prospectus is a part, and we may elect to take advantage of other reduced reporting requirements in the future. As a result, the information that we provide to our stockholders may be different than, and not comparable to, information presented by other public reporting companies.

Implications of Being a Smaller Reporting Company

We are also a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our shares held by non-affiliates equals or exceeds $250 million as of the prior June 30th, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our shares held by non-affiliates equals or exceeds $700 million as of the prior June 30th. Such reduced disclosure and corporate governance obligations may make it more challenging for investors to analyze our results of operations and financial prospects. We may be a smaller reporting company even after we are no longer an emerging growth company.

Corporate Information

The Company was incorporated in California in September 2016 and reincorporated as a Delaware corporation in June 2021. Our principal executive offices are located at 47685 Lakeview Boulevard, Fremont, California 94538. Our telephone number is (888) 276-6888. Our website address is www.tivichealth.com. Information contained on, or that can be accessible through, our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

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The Offering

Shares offered by the Selling Stockholder	Up to 602,245 shares of our common stock, consisting of (i) up to 540,958 shares of common stock issuable upon conversion of shares of our Series B Preferred issued to the Selling Stockholder in the Initial Tranche pursuant to the Purchase Agreement, based on the Floor Price; and (ii) up to 61,287 shares of common stock issuable to the Selling Stockholder upon exercise of the Warrants issued in the Initial Tranche together with the Series B Preferred shares to the Selling Stockholder pursuant to the Purchase Agreement.

Common stock outstanding prior to this offering	1,040,848 shares of common stock.

Common stock to be outstanding after this offering

1,643,093 shares of common stock, assuming full conversion of the Series B Preferred issued in the Initial Tranche pursuant to the Purchase Agreement at the Floor Price and full exercise of the Warrants.(1)

Use of proceeds	The Selling Stockholder will receive all of the proceeds from the sale of the shares of common stock offered for sale by them under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholder. However, upon the Selling Stockholder’s exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants. Any proceeds we receive are expected to be used for working capital and other general corporate purposes. See “Use of Proceeds.”

Risk factors	Investment in our securities involves a high degree of risk and could result in a loss of your entire investment. You should read the “Risk Factors” section of this prospectus beginning on page 8 and the other information included or incorporated by reference into this prospectus for a discussion of factors to consider carefully before deciding to invest in our securities.

Trading symbol	Shares of our common stock are listed on the Nasdaq Capital Market under the ticker symbol “TIVC.”

(1)   Except as otherwise indicated herein, the number of shares of our common stock to be outstanding after this offering is based on 1,040,848 shares of common stock outstanding as of July 23, 2025, which excludes:

•	12,868 shares of common stock issuable upon exercise of outstanding options to purchase shares of common stock outstanding as of July 23, 2025, with a weighted-average exercise price of approximately $152.28 per share;

•	501,462 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of common stock, with a weighted-average exercise price of approximately $16.38 per share;

•	79,414 shares of common stock issuable upon settlement of outstanding restricted stock units;

•	237,201 shares of common stock issuable upon conversion of outstanding shares of our Series A Non-Voting Convertible Preferred Stock; and

•	454,401 shares of common stock reserved for future issuance under our amended and restated 2021 Equity Incentive Plan.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, and in our updates to those Risk Factors included in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K following the most recent Annual Report on Form 10-K, and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to invest in our securities. The occurrence of any of the events or developments described below and in our filings with the Commission could harm our business, financial condition, operating results, and/or growth prospects.

The risks described below and in our filings with the Commission are not the only ones facing us. Our business is also subject to the risks that affect many other companies, such as competition, labor relations, general economic conditions, inflation, tariffs, supply chain constraints, geopolitical changes, and international operations. We operate in a rapidly changing environment that involves a number of risks, some of which are beyond our control. Additional risks not currently known to us or that we currently believe are immaterial also may impair our business operations and our liquidity. The risks described below and in our filings with the Commission could cause our actual results to differ materially from those contained in the forward-looking statements we have made in this prospectus, the information incorporated herein by reference, and those forward-looking statements we may make from time to time. You should understand that it is not possible to predict or identify all such factors. This prospectus is qualified in its entirety by these risk factors.

Investors who buy shares at different times will likely pay different prices.

The Selling Stockholder may resell all, some or none of its shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by the Selling Stockholder to purchasers in this offering.

The sale of a substantial number of shares of our common stock by the Selling Stockholder may cause the price of our common stock to decline.

We are registering for resale by the Selling Stockholder up to 602,245 shares of our common stock. If the Selling Stockholder sells, or the market perceives that the Selling Stockholder intends to sell, a substantial number of shares of our common stock in the public market, the price of our common stock may decline. The shares of common stock offered under this prospectus represent a significant number of shares in comparison to the number of shares of our common stock currently outstanding, and if sold in the market all at once or at approximately the same time, could depress the market price of our common stock. Additionally, such conditions may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

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Our management will have broad discretion over the use of the net proceeds from our sale of shares of Series B Preferred pursuant to the Purchase Agreement and exercise of Warrants, if any, and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares of our common stock by the Selling Stockholder. However, upon the Selling Stockholder’s exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants. Our management will have broad discretion as to the use of those net proceeds from, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

You may experience additional dilution as a result of future equity offerings.

In order to raise additional capital, we may sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including in future tranches under the Purchase Agreement. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share that you purchase the shares of common stock being offered hereunder by the selling stockholders.

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THE SELLING STOCKHOLDER TRANSACTION

The following provides a summary of the transaction entered into with the Selling Stockholder pursuant to which they received, or are entitled to receive, the shares of our common stock being registered hereby for resale by the Selling Stockholder. The following summary of such transaction does not purport to be complete and are subject to, and qualified in its entirety by, the forms of transaction documents entered into in connection with such transactions, which are filed as exhibits to the registration statement of which this prospectus is a part and which are incorporated herein by reference. You should carefully read this entire prospectus, including the information incorporated herein by reference.

General

On April 29, 2025, we entered into the Purchase Agreement with the Selling Stockholder, pursuant to which, subject to satisfaction of the applicable closing conditions set forth therein, we shall sell and issue to the Selling Stockholder, through six separate Tranche Closings, up to an aggregate of 8,400 shares of Series B Preferred as follows: (i) 700 shares of Series B Preferred, for $700,000, in the initial Tranche Closing, which has occurred; (ii) 700 shares of Series B Preferred, for $700,000, in the second Tranche Closing, which shall be consummated 10 trading days after the initial Tranche Closing and the effectiveness of this Registration Statement; (iii) 1,750 shares of Series B Preferred, for $1,750,000, in the third Tranche Closing, which shall be consummated 20 trading days after the second Tranche Closing; (iv) 1,750 shares of Series B Preferred, for $1,750,000, in the fourth Tranche Closing, which shall be consummated 20 trading days after the third Tranche Closing; (v) 1,750 shares of Series B Preferred, for $1,750,000, in the fifth Tranche Closing, which shall be consummated 20 trading days after the fourth Tranche Closing; and (vi) 1,750 shares of Series Preferred, for $1,750,000, in the final Tranche Closing, which shall be consummated 20 trading days after the fifth Tranche Closing.

Subject to certain beneficial ownership limitations and, until such date that Stockholder Approval is obtained, the Exchange Cap, at any time after the issuance date, each holder of Series B Preferred shall have the right, at such holder’s option, to convert any or all of the shares of Series B Preferred held by such holder into fully paid and nonassessable shares of our common stock. The number of shares of common stock issuable upon conversion of each share of Series B Preferred shall be equal to the quotient obtained by dividing (i) the Stated Value of such share of Series B Preferred plus all accrued and unpaid dividends thereon by (ii) the Conversion Price in effect on the date of conversion.

In addition to the shares of Series B Preferred to be sold and issued to the Selling Stockholder in the Offering, at each Tranche Closing we shall also issue the Selling Stockholder a Warrant to purchase that number of shares of our common stock equal to 30% of shares of common stock issuable upon conversion in full of the shares of Series B Preferred issued at the same Tranche Closing. Each Warrant shall be immediately exercisable (subject to certain beneficial ownership limitations and Stockholder Approval), expire five years from the date of issuance, and have an initial exercise price equal to the average closing price of our common stock during the prior five trading days preceding each Tranche Closing (as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in the Warrant). In the event that Warrants issued to the Selling Stockholder in a subsequent Tranche Closing have a lower exercise price than those Warrants outstanding as of such later Tranche Closing, immediately after the Tranche Closing the exercise price of all outstanding Warrants held by the Selling Stockholder shall automatically be reduced to equal such lower exercise price of the Warrants issued in such Tranche Closing.

In the event that the average closing price of the Company’s common stock during the prior three trading days preceding a Tranche Closing date shall not be equal to or greater than the Floor Price (as defined below), then the applicable Tranche Closing shall be delayed until such time as the price meets the required threshold for a period of five consecutive trading days. Notwithstanding the foregoing, the Selling Stockholder has the ability, subject to prior written consent of the Company, to purchase any number of shares of Series B Preferred prior to the dates of the Tranche Closings provided for in the Purchase Agreement.

The consummation of the transactions contemplated by the Purchase Agreement is subject to various customary closing conditions. In addition, pursuant to the Purchase Agreement, unless and until the Company obtains the Stockholder Approval, the Selling Stockholder is prohibited from converting its shares of Series B Preferred and exercising its Warrants to the extent that such conversions and exercises would, in the aggregate, result in the issuance of shares of common stock exceeding the Exchange Cap. The Selling Stockholder shall have no obligation to fund the second or subsequent Tranche Closings unless and until Stockholder Approval has been obtained, and the Company has agreed to file a proxy statement on Schedule 14A with the Commission to obtain Stockholder Approval no later than twenty (20) days from the Execution Date.

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Pursuant to the Purchase Agreement, subject to certain exceptions, for so long as any shares of Series B Preferred remain outstanding (the “ROFR Period”), the Selling Stockholder will have a right of first refusal to with respect to any investment proposed to be made by any other person for each and every future variable rate transaction during the ROFR Period. Additionally, subject to certain exceptions, for so long as the Selling Stockholder holds any shares of Series B Preferred, Warrants, or shares of common stock issued upon conversion of the Series B Preferred or exercise of the Warrants, the Selling Stockholder shall have the right to participate in any subsequent financing for up to 20% of such financing. Moreover, for so long as any shares of Series B Preferred remain outstanding, subject to certain exceptions, the Selling Stockholder shall have the right to require us to use 25% of the proceeds received by us from any future financing to redeem any shares of Series B Preferred held by the Selling Stockholder in accordance with the terms of the Certificate of Designation of Preferences, Rights and Limitations of the Series B Non-Voting Convertible Preferred Stock (the “Certificate of Designation”).

The Purchase Agreement contains certain termination rights, representations, warranties, covenants and events of default. The Purchase Agreement will automatically terminate if any Tranche Closing has not occurred prior to December 31, 2025.

The Selling Stockholder has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our common stock during any time prior to the termination of the Purchase Agreement.

In connection with the Purchase Agreement, we also entered the Registration Rights Agreement with Selling Stockholder, pursuant to which we agreed to file with the Commission covering the Registrable Securities so as to permit the resale of such securities Selling Stockholder. We shall use commercially reasonable efforts to keep the registration statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and available for the resale by Selling Stockholder of all of the Registrable Securities covered thereby at all times until the date on which Selling Stockholder shall have sold all the Registrable Securities or they cease to require registration pursuant to the Registration Rights Agreement.

Craft acted as placement agent to the Company in connection with the Offering. As consideration for services rendered by Craft, the Company shall (i) pay Craft a cash fee equal to eight percent (8%) of any such funds received by the Company from the Selling Stockholder pursuant to the Purchase Agreement and (ii) issue to Craft that number of warrants to purchase shares of our common stock equal in value to six percent (6%) of any such funds received by us from Helena pursuant to the Helena Purchase Agreement.

On June 25, 2025, we sold and issued 700 shares of Series B Preferred and warrants to purchase an aggregate of 61,287 shares of common stock to Helena in connection with the initial Tranche Closing. Additionally, as partial consideration for placement agent services, we issued warrants to purchase an aggregate of 10,000 shares of our common stock to the designees of Craft, which warrants have a term of four years from the date of issuance, are exercisable immediately upon issuance, and have an exercise price of $4.20 per share of common stock (equal to 110% of the closing price per share of the Company’s common stock on June 25, 2025).

Series B Preferred

On April 29, 2025, in connection with the Offering, we filed a Certificate of Designation with the Delaware Secretary of State. The Certificate of Designation became effective upon filing and designates 8,400 shares of our preferred stock as Series B Non-Voting Convertible Preferred Stock, par value $0.0001 per share.

Ranking. The Series B Preferred ranks senior to our common stock and Series A Non-Voting Convertible Preferred stock with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Dividends. The holders of outstanding shares of Series B Preferred shall be entitled to cumulative dividends at an annual rate of 10% of the Stated Value per share. Dividends shall accrue from the date of each such Tranche Closing, and for as long as any shares of Series B Preferred remain issued and outstanding and are payable quarterly in arrears. At our option, dividends on the Series B Preferred may be paid in (i) cash, (ii) by adding the amount of dividends payable on such date to the aggregate Stated Value of such holder’s shares of Series B Preferred Stock (“PIK Dividends”), or (iii) any combination of cash and PIK Dividends. The Stated Value shall initially be $1,000 per share, subject to adjustment in the event of any stock dividend (including PIK Dividends), stock split, combination, recapitalization, or other similar event affecting such shares.

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Voting. Except as otherwise provided by the Certificate of Designation or required by law, the Series B Preferred does not have voting rights. However, as long as any shares of Series B Preferred are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the Series B Preferred, (i) alter or change adversely the powers, preferences or rights given to the Series B Preferred or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, our amended and restated certificate of incorporation, as amended (the “Charter”), or bylaws, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of preferred stock, in each case if any such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Series B Preferred, (ii) issue further shares of Series B Preferred, or (iii) enter into any agreement with respect to any of the foregoing.

Conversion. Subject to certain beneficial ownership limitations and, until such date that Stockholder Approval is obtained, the Exchange Cap, at any time after the issuance date, each holder of Series B Preferred shall have the right, at such holder’s option, to convert any or all of the shares of Series B Preferred held by such holder into fully paid and nonassessable shares of our common stock. The number of shares of common stock issuable upon conversion of each share of Series B Preferred shall be equal to the quotient obtained by dividing (i) the Stated Value of such share of Series B Preferred plus all accrued and unpaid dividends thereon by (ii) the Conversion Price in effect on the date of conversion. The Conversion Price in effect on any conversion date shall be equal to 90% of the lowest closing volume-weighted average price of our common stock on the Nasdaq Capital Market for the five trading days immediately preceding the date of the conversion notice delivered by the holder, subject to adjustment, provide, however, that in no event shall the Conversion Price be lower than $1.294 per share, the Floor Price, subject to adjustment.

Liquidation. In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, the holders of Series B Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets, funds, or proceeds available for distribution of the Company to the holders of common stock or any other class or series of capital stock ranking junior to the Series B Preferred upon liquidation, by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value plus all accrued and unpaid dividends thereon or (ii) the amount that such Holder would receive if such Holder converted all of its shares of Series B Preferred into common stock immediately prior to such liquidation, dissolution or winding up.

Redemption. We may, at any time and in our sole discretion, request to redeem all or any portion of the outstanding shares of Series B Preferred at a price equal to 115% of the Stated Value plus all accrued and unpaid dividends thereon by providing the holder at least 10 days prior written notice, during which 10 day period the holder thereof shall have the right to convert such holder’s shares of Series B Preferred into shares of our common stock. Upon the closing of any equity or equity-linked financing by the Company after the issuance date, the holder shall have the right, but not the obligation, to require us to redeem, out of the proceeds of such financing, up to 25% of the aggregate amount of net proceeds raised in the financing, outstanding shares of Series B Preferred at a per share price equal to the Stated Value plus all accrued and unpaid dividends thereon, provided that such right shall expire 5 days after the holder receives notice from us of the consumption of a financing.

Initial Tranche

On June 25, 2025, the Company and the Selling Stockholder held the initial tranche closing (the “Initial Tranche Closing”) as set forth in Section 2.3(c) of the Purchase Agreement, whereby the Selling Stockholder paid $700,000 to the Company (the “Initial Tranche Purchase Price”) for the purchase of 700 shares of Series B Preferred (the “Preferred Shares”) and Warrants to purchase 61,287 shares of Company common stock, thereby completing the Initial Tranche Closing and formally issuing the Initial Tranche Preferred Shares and Warrants. The shares of common stock issuable upon conversion or exercise, respectively, of the Initial Tranche Preferred Shares and Warrants are being registered hereunder.

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USE OF PROCEEDS

The Selling Stockholder will receive all of the proceeds from the sale of the shares offered for sale by it under this prospectus. We will not receive proceeds from the sale of the shares by the Selling Stockholder. However, upon the Selling Stockholder’s exercise of the Warrants, if ever, we will receive the exercise price of the exercised Warrants.

We currently intend to use proceeds that we have received pursuant to the Purchase Agreement and, upon exercise of the Warrants, if ever, for general corporate purposes, including operating expenses, capital expenditures and working capital. We have broad discretion in determining how the proceeds we receive, if any, will be used, and our discretion is not limited by the aforementioned possible uses. As we are unable to predict the timing or amount of exercise of the Warrants by the Selling Stockholder, we cannot specify with certainty all of the particular uses for the net proceeds that we will have from the sale of such securities. We may use the proceeds for purposes that are not contemplated at the time of this offering.

We will incur all costs associated with this prospectus and the registration statement of which it is a part.

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SELLING STOCKHOLDER

This prospectus covers the possible sale, or other disposition, from time to time by the Selling Stockholder, including its pledgees, donees, transferees, assigns or other successors in interest, of up to 602,245 shares of our common consisting of (i) up to 540,958 shares of common stock issuable upon conversion of shares of our Series B Preferred issued to the Selling Stockholder in the Initial Tranche (as defined therein) pursuant to the Purchase Agreement, based on the floor price of $1.294 (the “Floor Price”); and (ii) up to 61,287 shares of common stock issuable to the Selling Stockholder upon exercise of Warrants issued in the Initial Tranche together with the shares of Series B Preferred to the Selling Stockholder pursuant to the Purchase Agreement. Other than the transactions described under the section of this prospectus entitled “The Selling Stockholder Transaction,” the Selling Stockholder has not had any material relationship with us within the past three years. We will incur all costs associated with this prospectus and the registration statement of which it is a part.

The below table sets forth certain information with respect to the Selling Stockholder, including (a) the shares of our common stock beneficially owned by the Selling Stockholder prior to this offering, based on the Floor Price and not taking account any limitations on conversion of the Series B Preferred and exercise of the Warrants held by the Selling Stockholder, including the Beneficial Ownership Limitation (defined below); (b) the number of shares of our common stock being offered by the Selling Stockholder pursuant to this prospectus; and (c) the Selling Stockholder’s beneficial ownership of our common stock after completion of this offering, assuming that all of the shares of common stock covered by this prospectus (but none of the other shares, if any, held by the Selling Stockholder) are sold to third parties in this offering.

Pursuant to the Certificate of Designation and the Warrants, the Selling Stockholder may not convert shares of its the Series B Preferred or exercise its Warrants to the extent that immediately after such conversion or exercise the Selling Stockholder would beneficially own a number of shares of our common stock which would exceed 4.9% of the outstanding shares of our common stock, which may be increased to up to 19.9% upon 61 days’ notice from the Selling Stockholder to the Company (the “Beneficial Ownership Limitation”), provided that any such adjustment to the Beneficial Ownership Limitation shall not be effective until sixty-one (61) days after the Company’s receipt of notice of such adjustment. The number of shares set forth in the below table does not reflect the application of the Beneficial Ownership Limitation. Additionally, because the Conversion Price applicable to the shares of Series B Preferred is not fixed, but is limited by the Floor Price, the number of shares of common stock that will actually be issued to the Selling Stockholder upon conversion of the shares of Series B Preferred may be less than the number of shares included in the below table and being offered by this prospectus.

The table is based on information supplied to us by the Selling Stockholder. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the Commission, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with Commission rules, in computing the number of shares beneficially owned by the Selling Stockholder, shares of common stock subject to derivative securities held by that selling stockholder that are currently exercisable or convertible, or that will be exercisable or convertible within 60 days after July 23, 2025, are deemed outstanding for purposes of the Selling Stockholder.

The Selling Stockholder may sell all, some or none of its shares of common stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by the Selling Stockholder. See “Plan of Distribution.”

	Shares of Common Stock Beneficially Owned Before		Shares of Common Stock Offered Under this		Shares of Common Stock Beneficially Owned After Offering(2)
Name of Selling Stockholder	Offering(1)		Prospectus		Number	Percentage
Helena Global Investment Opportunities I Ltd. (3)	602,245	(4)	602,245	(4)	0	0%

(1)	Based on 1,040,848 shares of our common stock outstanding as of July 23, 2025.

(2)	Assumes that all of the shares of common stock being registered by this prospectus are resold by the Selling Stockholder to third parties.

(3)	Helena Global Investment Opportunities I Ltd. is a Cayman Islands exempted company limited by shares and its business address is 71 Fort Street, Third Floor, Grand Cayman KY1-1111, Cayman Islands. We have been advised that the Selling Stockholder is not a member of the Financial Industry Regulatory Authority (“FINRA”) or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(4)	Consists of (i) up to 540,958 shares of common stock issuable upon conversion of shares of our Series B Preferred issued to the Selling Stockholder in the Initial Tranche pursuant to the Purchase Agreement, based on the Floor Price, and (ii) up to 61,287 shares of common stock issuable to the Selling Stockholder upon exercise of the Warrants issued in the Initial Tranche together with the shares of Series B Preferred.

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PLAN OF DISTRIBUTION

The Selling Stockholder, which, as used herein, includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the Commission;

•	through the writing or settlement of options, forward sales or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such shares at a stipulated price per share; and

•	a combination of any such methods of sale.

The Selling Stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholder under this prospectus. The Selling Stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the Selling Stockholder for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The aggregate proceeds to the Selling Stockholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the Selling Stockholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling Stockholder who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholder, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Snell & Wilmer L.L.P., San Diego, California.

EXPERTS

Rosenberg Rich Baker Berman, P.A., the Company’s independent registered public accounting firm, has audited the Company’s financial statements at December 31, 2024 and 2023, and for the years then ended, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern ), which is incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance on Rosenberg Rich Baker Berman, P.A.’s report, given on the authority of such firm as experts in accounting and auditing.

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DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information from other documents that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission will automatically update and supersede information contained in documents filed earlier with the Commission or contained in this prospectus and the registration statement of which this prospectus is a part.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 21, 2025;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the Commission on May 15, 2025;

•	Our Current Reports on Form 8-K and 8-K/A filed on January 3, 2025, February 5, 2025, February 12, 2025, February 24, 2025, March 5, 2025, March 6, 2025, March 21, 2025, April 3, 2025, April 10, 2025, April 14, 2025, April 22, 2025, May 2, 2025, May 14, 2025, May 20, 2025, June 25, 2025, July 7, 2025 and July 25, 2025; and

•	The description of our common stock contained in our registration statement on Form 8-A (File No. 001-41052), filed with the Commission under Section 12(b) of the Exchange Act on November 10, 2021, including any amendments or reports filed for the purpose of updating such description, and Exhibit 4.4 to the Company’s Annual Report on Form 10-K filed with the Commission on March 31, 2022.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made (i) on or after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, and (ii) on or after the date of this prospectus but prior to the termination of the offering (i.e., until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus forms a part has been withdrawn). Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the Commission that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

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We will furnish without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Tivic Health Systems, Inc.

Attention: Corporate Secretary

47685 Lakeview Blvd.

Fremont, California 94538

You may also access these documents, free of charge, on the Commission’s website at www.sec.gov or on our website at ir.tivichealth.com. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or the registration statement of which this prospectus is a part.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

You should rely only on information contained in, or incorporated by reference into, this prospectus and the registration statement of which this prospectus is a part. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. The Selling Stockholder is not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such an offer or solicitation.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by the Selling Stockholder hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the securities offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. The Commission also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the website is www.sec.gov.

We are subject to the periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the Commission. These periodic reports, proxy statements and other information are available on the website of the Commission referred to above. We also maintain a website at www.tivichealth.com. You may access these materials at our corporate website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our corporate website is not a part of this prospectus and the inclusion of our corporate website address in this prospectus is an inactive textual reference only.

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602,245 Shares of Common Stock

PROSPECTUS

July 30, 2025